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                                                                       Exhibit 5

                               PALMER & DODGE LLP
                                One Beacon Street
                              Boston, MA 02108-3190


Telephone: (617) 573-0100                              Facsimile: (617) 227-4420


                                  July 7, 1999


Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

         We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Genzyme Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to the registration of 1,130,123 shares (the "Shares") of Genzyme Surgical Products Division Common Stock, $0.01 par value per share. We understand that the Shares are to be offered and sold from time to time by the selling securityholders named in the Prospectus forming part of the Registration Statement in the manner described in such Prospectus.

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued and delivered upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2005, in accordance with the terms of the Indenture, dated as of May 22, 1998, between the Company and State Street Bank and Trust Company, as Trustee, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Palmer & Dodge LLP
                                              ----------------------------------
                                              Palmer & Dodge LLP